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                                                                     EXHIBIT 4.1

                                INTERVOICE, INC.

                          EMPLOYEE STOCK PURCHASE PLAN



         Section 1. Purpose. It is the purpose of the Plan to promote the interests of the Company and its shareholders by providing a method by which eligible employees may use voluntary payroll deductions to purchase shares of Common Stock at a discount, thereby affording them the opportunity to invest in the Company at a preferential price, and to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress. The Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code and shall be construed accordingly.

         Section 2. Definitions. As used herein the following terms have the following meanings:

         (a) "Affiliate" means any corporation that is a subsidiary corporation of the Company within the meaning of Section 424(f) of the Code and that has been designated by the Committee as an Affiliate for purposes of the Plan.

         (b)   "Board of Directors" means the Board of Directors of the Company.

         (c) "Code" means the United States Internal Revenue Code of 1986,as from time to time amended.

         (d)   "Committee" means the Committee described in Section 4 hereof.

         (e) "Common Stock" means the Common Stock, no par value, of the Company.

         (f)   "Company" means InterVoice, Inc.

         (g) "Compensation" for an option period means the total compensation of an employee for services rendered to the Company or any Affiliate. The Compensation of an employee who does not receive salary or wages computed in United States dollars shall be determined by converting such salary or wages into United States dollars in accordance with the Compensation Exchange Rate.

         (h) "Compensation Exchange Rate" means the New York foreign currency exchange rate as reported in The Wall Street Journal for the first business day immediately preceding the first business day of the applicable option period.

         (i) "Eligible Employee" means any employee of the Company or an Affiliate who is eligible to participate in the Plan pursuant to Section 5 hereof.

         (j) "Fair Market Value" means the closing sale price on the date in question (or, if there was no reported sale on such date, on the last preceding day on which any reported sale occurred) of the Common Stock on the NASDAQ National Market System or such other national stock exchange or stock market on which the Common Stock may from time to time be traded.

         (k) "Option" means any option to purchase shares of Common Stock granted by the Committee pursuant to the provisions of the Plan.

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                           (l) "Participant" means an Eligible Employee who
                  elects to participate in the Plan pursuant to Section 6 hereof.

                           (m) "Plan" means this InterVoice, Inc. Employee Stock
                  Purchase Plan.

                           Section 3. Number of Shares. The aggregate number of
                  shares of Common Stock issued pursuant to Options granted under the Plan shall not exceed a total of 500,000 shares. The maximum number of shares of Common Stock available for sale under the Plan is subject to adjustment as provided in Section
                  14. The Common Stock to be delivered upon exercise of Options may consist of authorized but unissued shares of Common Stock or shares of Common Stock previously issued and reacquired by the Company.

                           Section 4. Administration of the Plan. The Plan
                  shall be administered by the Committee, which shall consist of three or more directors or executive officers of the Company. Each member of the Committee shall be appointed by and shall serve at the pleasure of the Board of Directors. The Board of Directors shall have the sole continuing authority to appoint members of the Committee both in substitution for members previously appointed and to fill vacancies however caused. The following provisions shall apply to the administration of the Plan by the Committee:

                           (a) The Committee shall designate one of its members
                  as Chairman and shall hold meetings at such times and places as it may determine. Each member of the Committee shall be notified in writing of the time and place of any meeting of the Committee at least two days prior to such meeting, provided that such notice may be waived by a Committee member. A majority of the members of the Committee shall constitute a quorum and any action taken by a majority of the members of the Committee present at any duly called meeting at which a quorum is present (or action unanimously approved in writing) shall constitute action by the Committee.

                           (b) The Committee may appoint a Secretary (who need
                  not be a member of the Committee) who shall keep minutes of its meetings. The Committee may make such rules and regulations for the conduct of its business as it may determine.

                           (c) The Committee shall have full authority, subject
                  to the express provisions of the Plan to interpret the Plan, to provide, modify and rescind rules and regulations relating to it and to make all other determinations and perform such actions as the Committee deems necessary or advisable to administer the Plan.

                           (d) No member of the Committee shall be liable for
                  any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

                           Section 5. Eligible Employees. Each employee of the
                  Company or an Affiliate who is employed by the Company or an Affiliate on the date his participation in the Plan is to become effective shall be eligible to participate in the Plan; provided, however, that:

                           (a) An employee shall not be granted an Option if
                  such employee would, immediately after grant of the Option, own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary corporation of the Company (within the meaning of Section 424(e) and (f) of the Code). For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under any outstanding options shall be treated as stock owned by the employee; and

                           (b) No employee shall be granted an Option under the
                  Plan which would permit such employee's rights to purchase shares of stock under all employee stock purchase plans of the Company and its parent and subsidiary corporations (within the meaning of Section 424(e) and (f) of the Code) to accrue (within the meaning of Section 423(b)(8) of the Code) at a rate which exceeds U.S. $25,000 of fair market value of such stock

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         (determined at the time such option is granted) for each calendar year during which any such option granted to such employee is outstanding at any time.

                  For purposes of this Section 5, the term "employee" shall not include an employee whose customary employment is 20 hours or less per week or is for not more than five months in any calendar year.

                  Section 6. Method of Participation. Each person who will be an Eligible Employee on any December 1 or June 1 may elect to participate in the Plan by executing and delivering, on or before the immediately preceding November 30 or May 31, respectively, a payroll deduction authorization as provided in this Section; provided, however, that an Eligible Employee who elects not to participate on a given December 1 or June 1 shall not be eligible to participate in the Plan until the following December 1 or June 1, respectively. Such Eligible Employee shall thereby become a Participant on such December 1 or June 1 and shall remain a Participant until such Eligible Employee's participation is terminated as provided in Section 10 or 11 hereof.

                  The payroll deduction authorization executed by a Participant shall request withholding, by means of substantially equal payroll deductions over the period during which he or she is a Participant, of an amount which shall be no more than 10% nor less than 1% of such Participant's Compensation for a given option period. A Participant may change the withholding rate of his or her payroll deduction authorization within such limits by delivering a new payroll deduction authorization form to the Company on or before the November 30 or May 31, as the case may be, immediately preceding the option period with respect to which the change is to be effective. A Participant may not change the withholding rate of his or her payroll deduction authorization with respect to an option period at any time after the deadline set forth in the immediately preceding sentence. All amounts withheld in accordance with a Participant's payroll deduction authorization shall be credited to a withholding account for such Participant. No interest shall be payable on withholding accounts.

                  Section 7. Grant of Options. The Plan will be implemented in twelve-month option periods beginning on the first day of December and the first day of June and ending on the following November 30 and May 31, respectively, until the Plan is terminated. Each Participant shall be granted an Option on the first day of each option period to purchase the number of whole shares of Common Stock determined by dividing (x) the aggregate payroll deduction authorized by such Participant for the option period by (y) 85% of the Fair Market Value per share of Common Stock on the first day of the option period. Each Option shall be exercisable as provided in Section 9 on the last business day of an option period. In no event shall the number of shares with respect to which an Option is granted to a Participant for a calendar year exceed that number of shares which has an aggregate Fair Market Value (determined on the date of grant) of U.S.$25,000, and the number of shares actually purchased by a Participant in a calendar year may not exceed this number. The Company shall reduce, on a substantially proportionate basis, the number of shares of Common Stock receivable by each Participant upon exercise of an Option in the event that the total number of shares then available under the Plan is less than the total number of shares with respect to which all Participants exercise Options in such option period.

                  Section 8. Option Price. The purchase price per share of Common Stock under each Option shall equal the lesser of (a) 85% of the Fair Market Value per share of Common Stock on the date of grant of the Option or (b) 85% of the Fair Market Value per share of Common Stock on the date on which the Option is exercised. If the Common Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the Fair Market Value of the stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.

                  Section 9. Exercise of Options. An employee who is a Participant in the Plan on the last business day of an option period shall be deemed automatically to have exercised the current installment of the Option granted to him or her for that option period. Upon such exercise, the Company shall apply the entire balance of the Participant's withholding account to the purchase of the maximum number of whole shares of Common Stock as determined under Section 7. For purposes of this Section 9, the balance in the withholding account of a Participant whose salary or wages are not computed in United States dollars shall be converted into United

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         States dollars in accordance with the New York foreign currency exchange rate as reported in The Wall Street Journal for the last business day of the option period. Certificates representing shares of Common Stock purchased for a Participant under the Plan shall be issued and delivered to the Participant as soon as practicable after such shares are purchased; provided, however, that the obligation of the Company to deliver shares of Common Stock shall be postponed for such period of time as may be necessary to register or qualify the purchased shares under the Securities Act of 1933 and any applicable foreign or state securities law.

                  A Participant shall possess none of the rights or privileges of a shareholder of the Company with respect to Common Stock purchased under the Plan unless and until certificates representing such shares have been issued. No fractional shares shall be issued upon exercise of any installment of an Option. Any balance remaining in a Participant's withholding account following exercise of an installment shall be returned to the Participant. The cash proceeds received by the Company upon exercise of an Option shall constitute general funds of the Company. Any unexercised portion of an Option shall expire and become null and void as of the end of the option period in which such Option was granted.

                  Section 10. Cancellation of Option and Withdrawal From the Plan. A Participant who holds an Option under the Plan may at any time prior to exercise thereof pursuant to Section 9 cancel the remaining unexercised portion of such Option by written notice delivered to the Treasurer of the Company. Upon such cancellation, the balance in the Participant's withholding account shall be returned to such Participant and he or she shall cease to be a Participant. Partial cancellations shall not be permitted.

                  A Participant may terminate his payroll deduction authorization as of any date by written notice delivered to the Treasurer of the Company and shall thereby cease to be a Participant as of such date. Partial termination of a payroll deduction authorization shall not be permitted, except to the extent expressly permitted by
         Section 6 of this Plan. Any Participant who voluntarily terminates his or her payroll deduction authorization prior to the last business day of an option period shall be deemed to have cancelled his or her option for such option period.

                  A Participant who withdraws from the Plan pursuant to this
         Section 10 may re-enroll as of any subsequent December 1 or June 1 on which he or she is an Eligible Employee in accordance with the procedure set forth in Section 6 of this Plan; provided, however, that a Participant shall not be permitted to reenroll in the Plan until a December 1 or June 1 that is at least one month after the date of his or her withdrawal.

                  Section 11. Termination of Employment. Upon the termination of a Participant's employment with the Company or an Affiliate for any reason, such person shall cease to be a Participant, the Option held by such Participant under the Plan shall be deemed cancelled, the balance of such Participant's withholding account shall be returned to such Participant (or, in the event of the Participant's death, to the executor or administrator of his or her estate) and he or she shall have no further rights under the Plan.

                  All Participants shall have the same rights and privileges under the Plan. Notwithstanding the foregoing, nothing in the Plan shall confer upon any Participant any right to continue in the employ of the Company or an Affiliate or in any way interfere with the right of the Company or an Affiliate to terminate the employment of the Participant at any time, with or without cause. Transfers of employment among the Company and its Affiliates and approved leaves of absence not exceeding 90 days shall not be considered terminations of employment for purposes of this Plan.

                  Section 12. Transferability. An Option granted under the Plan shall not be transferable by the Participant and shall be exercisable only by the Participant.

                  Section 13. Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of the Common Stock or declare a dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which

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         Options may be granted under the Plan shall be increased or decreased proportionately, and the Fair Market Value per share of Common Stock as of the date of grant of all outstanding Options shall be adjusted, for purposes of making the determination required by Section 8 of this Plan, in a manner deemed appropriate by the Board of Directors.

                  In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization of the Company, including a merger, consolidation or sale of assets, the Board of Directors shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares that are covered by Options theretofore granted under the Plan or that are otherwise subject to the Plan. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

                  Section 14. Amendment and Termination of the Plan. Subject to the right of the Board of Directors to terminate the Plan prior thereto, the Plan shall terminate when all or substantially all of the Common Stock reserved for purposes of the Plan has been purchased. No Options may be granted after termination of the Plan. The Board of Directors may alter or amend the Plan but may not without the approval of the shareholders of the Company and of any regulatory authorities having jurisdiction make any alteration or amendment thereof which operates (a) to increase the total number of shares of Common Stock which may be issued under the Plan (other than as provided in Section
         13), (b) to modify the criteria for determining the employees (or class of employees) eligible to receive Options under the Plan or (c) to materially increase benefits accruing under the Plan to Participants who are subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act").

                  No termination or amendment of the Plan shall adversely affect the rights of a Participant under an outstanding Option, except with the consent of such Participant.

                  Section 15. Requirements of Law. The granting of Options and the issuance of Common Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required.

                  Section 16. Effective Date of the Plan. The Plan shall become effective, as of the date of its adoption by the Board of Directors, if it is duly approved at the 1994 annual meeting of shareholders of the Company. The affirmative vote of the holders of at least a majority of the shares of stock of the Company present and voting on the approval of the Plan at the meeting, provided that the total number of shares voting for the proposal represents more than 50% of the total number of shares of stock present in person or represented by proxy and entitled to vote at such annual meeting, shall be required to approve the Plan. If the Plan is not so approved, the Plan shall terminate, the unexercised portions of all Options granted hereunder shall be null and void and all shares of Common Stock theretofore issued upon the exercise of Options under the Plan shall be deemed cancelled. Certificates representing shares issued to Participants prior to shareholder approval of the Plan shall bear appropriate legends indicating that the shares have been issued contingent upon shareholder approval and are cancelable in the event such approval is not obtained. Upon such cancellation, Participants shall promptly deliver to the Company all certificates representing cancelled shares and the Company shall promptly return to the Participants, without interest, all funds obtained from such Participants through payroll deductions and used for the purchase of such shares.

                  Section 17. Rule 16b-3 Compliance. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors adopted under the Exchange Act, some of which conditions are not set forth herein. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

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